Investor Contact:	Media Contact:
Paul Trussell	Virginia Rustique-Petteni
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NIKE, INC. REPORTS FISCAL 2025 SECOND QUARTER RESULTS

BEAVERTON, Ore., Dec. 19, 2024 — NIKE, Inc. (NYSE:NKE) today reported fiscal 2025 financial results for its second quarter ended November 30, 2024.

•Second quarter revenues were $12.4 billion, down 8 percent on a reported basis compared to the prior year and down 9 percent on a currency-neutral basis*
•NIKE Direct revenues were $5.0 billion, down 13 percent on a reported basis and down 14 percent on a currency-neutral basis
•Wholesale revenues were $6.9 billion, down 3 percent on a reported basis and down 4 percent on a currency-neutral basis
•Gross margin decreased 100 basis points to 43.6 percent
•Diluted earnings per share was $0.78

"After an energizing 60 days of being back with my NIKE teammates, our clear priority is to return sport to the center of everything we do," said Elliott Hill, President & CEO, NIKE, Inc. "We're taking immediate action to reposition our business, so we can get back to driving long-term shareholder value. Our team is ready to go, and I'm confident you will see more moments of NIKE being NIKE again."

"NIKE's second-quarter financial performance largely met our expectations, as we continue to make progress in shifting our portfolio," said Matthew Friend, Executive Vice President and Chief Financial Officer, NIKE, Inc. "Under Elliott's leadership, we are accelerating our pace and reigniting brand momentum through sport."

Second Quarter Income Statement Review

•Revenues for NIKE, Inc. were $12.4 billion, down 8 percent on a reported basis compared to the prior year and down 9 percent on a currency-neutral basis.
◦NIKE Brand revenues were $12.0 billion, down 7 percent on a reported basis and down 8 percent on a currency-neutral basis, driven by declines across all geographies.
◦NIKE Direct revenues were $5.0 billion, down 13 percent on a reported basis and down 14 percent on a currency-neutral basis, primarily due to a 21 percent decrease in NIKE Brand Digital and a 2 percent decrease in NIKE-owned stores.
◦Wholesale revenues were $6.9 billion, down 3 percent on a reported basis and down 4 percent on a currency-neutral basis.
◦Revenues for Converse were $429 million, down 17 percent on a reported basis and down 18 percent on a currency-neutral basis, due to declines across all territories.
•Gross margin decreased 100 basis points to 43.6 percent, primarily due to higher discounts and changes in channel mix, partially offset by lower product input costs as well as lower warehousing and logistics costs.
•Selling and administrative expense decreased 3 percent to $4.0 billion.
◦Demand creation expense was $1.1 billion, up 1 percent, primarily due to an increase in sports marketing expense offset by a decrease in brand marketing expense.
◦Operating overhead expense decreased 5 percent to $2.9 billion, due to lower wage-related expenses and lower other administrative costs.
•The effective tax rate was 17.9 percent compared to 17.9 percent for the same period last year.
•Net income was $1.2 billion, down 26 percent, and Diluted earnings per share was $0.78, a decrease of 24 percent.

November 30, 2024 Balance Sheet Review

•Inventories for NIKE, Inc. were $8.0 billion, flat compared to the prior year, reflecting an increase in units offset by lower product input costs and product mix shifts.
•Cash and equivalents and short-term investments were $9.8 billion, down approximately $0.2 billion from last year, as cash generated by operations was more than offset by share repurchases, cash dividends and capital expenditures.

Shareholder Returns

NIKE continues to have a strong track record of consistently increasing returns to shareholders, including 23 consecutive years of increasing dividend payouts.

In the second quarter, the Company returned approximately $1.6 billion to shareholders, including:
•Dividends of $557 million, up 7 percent from the prior year.
•Share repurchases of $1.1 billion, reflecting 13.1 million shares retired as part of the Company’s four-year, $18 billion program approved by the Board of Directors in June 2022.

As of November 30, 2024, a total of 112.8 million shares have been repurchased under the program for a total of approximately $11.3 billion.

Conference Call

NIKE, Inc. management will host a conference call beginning at approximately 2:00 p.m. PT on December 19, 2024, to review fiscal second quarter results. The conference call will be broadcast live via the Internet and can be accessed at https://investors.nike.com. For those unable to listen to the live broadcast, an archived version will be available at the same location through approximately 9:00 p.m. PT, January 10, 2025.

About NIKE, Inc.

NIKE, Inc., based near Beaverton, Oregon, is the world's leading designer, marketer and distributor of authentic athletic footwear, apparel, equipment and accessories for a wide variety of sports and fitness activities. Converse, a wholly-owned NIKE, Inc. subsidiary brand, designs, markets and distributes athletic lifestyle footwear, apparel and accessories. For more information, NIKE, Inc.’s earnings releases and other financial information are available on the Internet at https://investors.nike.com. Individuals can also visit https://news.nike.com and follow @NIKE.

Forward-Looking Statements

This press release contains forward-looking statements, which involve risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are detailed from time to time in reports filed by NIKE with the U.S. Securities and Exchange Commission (SEC), including Forms 8-K, 10-Q and 10-K.

*	Non-GAAP financial measure. See additional information in the accompanying Divisional Revenues.

(Tables Follow)

NIKE, Inc.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	THREE MONTHS ENDED		%	SIX MONTHS ENDED		%
(In millions, except per share data)	11/30/2024	11/30/2023	Change	11/30/2024	11/30/2023	Change
Revenues	$12,354	$13,388	-8%	$23,943	$26,327	-9%
Cost of sales	6,965	7,417	-6%	13,297	14,636	-9%
Gross profit	5,389	5,971	-10%	10,646	11,691	-9%
Gross margin	43.6%	44.6%		44.5%	44.4%

Demand creation expense	1,122	1,114	1%	2,348	2,183	8%
Operating overhead expense	2,883	3,032	-5%	5,705	6,079	-6%
Total selling and administrative expense	4,005	4,146	-3%	8,053	8,262	-3%
% of revenues	32.4%	31.0%		33.6%	31.4%

Interest expense (income), net	(24)	(22)	—	(67)	(56)	—
Other (income) expense, net	(8)	(75)	—	(63)	(85)	—
Income before income taxes	1,416	1,922	-26%	2,723	3,570	-24%
Income tax expense	253	344	-26%	509	542	-6%
Effective tax rate	17.9%	17.9%		18.7%	15.2%

NET INCOME	$1,163	$1,578	-26%	$2,214	$3,028	-27%

Earnings per common share:
Basic	$0.78	$1.04	-25%	$1.48	$1.99	-26%
Diluted	$0.78	$1.03	-24%	$1.48	$1.97	-25%

Weighted average common shares outstanding:
Basic	1,486.8	1,520.8		1,492.3	1,524.6
Diluted	1,490.0	1,532.1		1,495.9	1,537.7

Dividends declared per common share	$0.400	$0.370		$0.770	$0.710

NIKE, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	November 30,	November 30,	% Change
(Dollars in millions)	2024	2023
ASSETS
Current assets:
Cash and equivalents	$7,979	$7,919	1%
Short-term investments	1,782	2,008	-11%
Accounts receivable, net	5,302	4,782	11%
Inventories	7,981	7,979	0%
Prepaid expenses and other current assets	1,936	1,943	0%
Total current assets	24,980	24,631	1%
Property, plant and equipment, net	4,857	5,153	-6%
Operating lease right-of-use assets, net	2,736	2,943	-7%
Identifiable intangible assets, net	259	269	-4%
Goodwill	240	281	-15%
Deferred income taxes and other assets	4,887	3,926	24%
TOTAL ASSETS	$37,959	$37,203	2%
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$1,000	$—	100%
Notes payable	49	6	717%
Accounts payable	3,255	2,709	20%
Current portion of operating lease liabilities	481	456	5%
Accrued liabilities	5,694	5,470	4%
Income taxes payable	767	358	114%
Total current liabilities	11,246	8,999	25%
Long-term debt	7,973	8,930	-11%
Operating lease liabilities	2,562	2,785	-8%
Deferred income taxes and other liabilities	2,141	2,343	-9%
Redeemable preferred stock	—	—	—
Shareholders’ equity	14,037	14,146	-1%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$37,959	$37,203	2%

NIKE, Inc.
DIVISIONAL REVENUES
(Unaudited)

				% Change Excluding Currency Changes[1]				% Change Excluding Currency Changes[1]
	THREE MONTHS ENDED		%		SIX MONTHS ENDED		%
(Dollars in millions)	11/30/2024	11/30/2023	Change		11/30/2024	11/30/2023	Change
North America
Footwear	$3,236	$3,757	-14%	-14%	$6,448	$7,490	-14%	-14%
Apparel	1,693	1,668	1%	1%	3,024	3,147	-4%	-4%
Equipment	250	200	25%	25%	533	411	30%	30%
Total	5,179	5,625	-8%	-8%	10,005	11,048	-9%	-9%
Europe, Middle East & Africa
Footwear	1,982	2,186	-9%	-12%	3,934	4,446	-12%	-12%
Apparel	1,136	1,200	-5%	-8%	2,129	2,337	-9%	-10%
Equipment	185	181	2%	-1%	383	394	-3%	-4%
Total	3,303	3,567	-7%	-10%	6,446	7,177	-10%	-11%
Greater China
Footwear	1,203	1,361	-12%	-14%	2,449	2,648	-8%	-8%
Apparel	472	469	1%	-3%	832	870	-4%	-6%
Equipment	36	33	9%	9%	96	80	20%	21%
Total	1,711	1,863	-8%	-11%	3,377	3,598	-6%	-7%
Asia Pacific & Latin America
Footwear	1,234	1,303	-5%	-4%	2,286	2,444	-6%	-3%
Apparel	437	437	0%	0%	785	808	-3%	-1%
Equipment	73	65	12%	10%	135	125	8%	10%
Total	1,744	1,805	-3%	-2%	3,206	3,377	-5%	-2%
Global Brand Divisions[2]	13	12	8%	-2%	27	25	8%	9%
TOTAL NIKE BRAND	11,950	12,872	-7%	-8%	23,061	25,225	-9%	-9%
Converse	429	519	-17%	-18%	930	1,107	-16%	-16%
Corporate[3]	(25)	(3)	—	—	(48)	(5)	—	—
TOTAL NIKE, INC. REVENUES	$12,354	$13,388	-8%	-9%	$23,943	$26,327	-9%	-9%

TOTAL NIKE BRAND
Footwear	$7,655	$8,607	-11%	-12%	$15,117	$17,028	-11%	-11%
Apparel	3,738	3,774	-1%	-2%	6,770	7,162	-5%	-6%
Equipment	544	479	14%	12%	1,147	1,010	14%	13%
Global Brand Divisions[2]	13	12	8%	-2%	27	25	8%	9%
TOTAL NIKE BRAND REVENUES	$11,950	$12,872	-7%	-8%	$23,061	$25,225	-9%	-9%
[1]The percent change has been calculated using actual exchange rates in use during the comparative prior year period and is provided to enhance the visibility of the underlying business trends by excluding the impact of translation arising from foreign currency exchange rate fluctuations, which is considered a non-GAAP financial measure. Management uses this non-GAAP financial measure when evaluating the Company's performance, including when making financial and operating decisions. Additionally, management believes this non-GAAP financial measure provides investors with additional financial information that should be considered when assessing the Company's underlying business performance and trends. References to this measure should not be considered in isolation or as a substitute for other financial measures calculated and presented in accordance with U.S. GAAP and may not be comparable to similarly titled non-GAAP measures used by other companies.

[2] Global Brand Divisions revenues include NIKE Brand licensing and other miscellaneous revenues that are not part of a geographic operating segment.
[3] Corporate revenues primarily consist of foreign currency hedge gains and losses related to revenues generated by entities within the NIKE Brand geographic operating segments and Converse, but managed through the Company's central foreign exchange risk management program.

NIKE, Inc.
EARNINGS BEFORE INTEREST AND TAXES[1]
(Unaudited)

	THREE MONTHS ENDED		%	SIX MONTHS ENDED		%
(Dollars in millions)	11/30/2024	11/30/2023	Change	11/30/2024	11/30/2023	Change
North America	$1,371	$1,526	-10%	$2,587	$2,960	-13%
Europe, Middle East & Africa	831	927	-10%	1,623	1,857	-13%
Greater China	375	514	-27%	877	1,039	-16%
Asia Pacific & Latin America	460	521	-12%	862	935	-8%
Global Brand Divisions[2]	(1,133)	(1,168)	3%	(2,360)	(2,373)	1%
TOTAL NIKE BRAND[1]	1,904	2,320	-18%	3,589	4,418	-19%
Converse	53	115	-54%	174	282	-38%
Corporate[3]	(565)	(535)	-6%	(1,107)	(1,186)	7%
TOTAL NIKE, INC. EARNINGS BEFORE INTEREST AND TAXES[1]	1,392	1,900	-27%	2,656	3,514	-24%
EBIT margin[1]	11.3%	14.2%		11.1%	13.3%
Interest expense (income), net	(24)	(22)	—	(67)	(56)	—
TOTAL NIKE, INC. INCOME BEFORE INCOME TAXES	$1,416	$1,922	-26%	$2,723	$3,570	-24%
[1] The Company evaluates the performance of individual operating segments based on earnings before interest and taxes (commonly referred to as "EBIT"), which represents Net income before Interest expense (income), net and Income tax expense. Total NIKE Brand EBIT, Total NIKE, Inc. EBIT and EBIT margin are considered non-GAAP financial measures. Management uses these non-GAAP financial measures when evaluating the Company's performance, including when making financial and operating decisions. Additionally, management believes these non-GAAP financial measures provide investors with additional financial information that should be considered when assessing the Company’s underlying business performance and trends. EBIT margin is calculated as total NIKE, Inc. EBIT divided by total NIKE, Inc. Revenues. References to EBIT and EBIT margin should not be considered in isolation or as a substitute for other financial measures calculated and presented in accordance with U.S. GAAP and may not be comparable to similarly titled non-GAAP measures used by other companies.

[2] Global Brand Divisions primarily represent demand creation and operating overhead expense, including product creation and design expenses that are centrally managed for the NIKE Brand, as well as costs associated with NIKE Direct global digital operations and enterprise technology. Global Brand Divisions revenues include NIKE Brand licensing and other miscellaneous revenues that are not part of a geographic operating segment.

[3] Corporate consists primarily of unallocated general and administrative expenses, including expenses associated with centrally managed departments; depreciation and amortization related to the Company’s corporate headquarters; unallocated insurance, benefit and compensation programs, including stock-based compensation; and certain foreign currency gains and losses, including certain hedge gains and losses.